Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

Board of Directors of Gaiam, Inc

Louisville, Colorado

We have audited the accompanying balance sheet of Vivendi Entertainment, A Division of Universal Music Group Distribution, Corp. (the “Company”) as of December 24, 2011, and the related statement of operations, changes in parent’s equity, and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 24, 2011, and the results of its operations and its cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrhardt Keefe Steiner & Hottman PC

June 12, 2012

Denver, Colorado

VIVENDI ENTERTAINMENT, A DIVISION OF UNIVERSAL MUSIC GROUP DISTRIBUTION, CORP.

Balance Sheet

December 24, 2011

(in thousands)

ASSETS
Current assets:
Accounts receivable, net	$32,542
Advances, net	13,979
Deferred tax assets	2,782
Other current assets	59

Total current assets	49,362
Property and equipment, net	826
Deferred tax assets	5,467
Other intangibles, net	4,153

Total assets	$59,808

LIABILITIES AND EQUITY
Current liabilities:
Participations payable	$24,890
Accrued liabilities	2,853

Total current liabilities	27,743
Commitments and contingencies
Equity:
Parent’s equity in division	32,065

Total equity	32,065

Total liabilities and equity	$59,808

See accompanying notes to financial statements.

VIVENDI ENTERTAINMENT, A DIVISION OF UNIVERSAL MUSIC GROUP DISTRIBUTION, CORP.

Statement of Operations

For the Fiscal Year Ended December 24, 2011

(in thousands)

Net revenue	$33,768
Expenses:
Selling and operating	30,595
General and administration	5,641

Loss before income taxes	(2,468)
Income tax benefit	(962)

Net loss	(1,506)

See accompanying notes to financial statements.

VIVENDI ENTERTAINMENT, A DIVISION OF UNIVERSAL MUSIC GROUP DISTRIBUTION, CORP.

Statement of Changes in Parent’s Equity

December 24, 2011

(in thousands)

Balance at December 25, 2010	$32,731
Net contributions from Parent	840
Net loss	(1,506)

Balance at December 24, 2011	$32,065

See accompanying notes to financial statements.

VIVENDI ENTERTAINMENT, A DIVISION OF UNIVERSAL MUSIC GROUP DISTRIBUTION, CORP.

Statement of Cash Flows

For the Fiscal Year Ended December 24, 2011

(in thousands)

Operating activities:
Net loss	$(1,506)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	160
Amortization	6,504
Deferred income tax benefit	(2,397)
Allowance for doubtful recoupment of advances	963
Net loss on disposal of property	5
Changes in operating assets and liabilities:
Accounts receivable, net	8,938
Advances	(3,177)
Other current assets	272
Participations payable	(8,583)
Accrued liabilities	(1,650)

Net cash used in operating activities	(471)

Investing activities:
Purchase of property and equipment	(369)

Net cash used in investing activities	(369)

Financing activities:
Net contributions from Parent	840

Net cash provided by financing activities	840

Net increase (decrease) in cash	—
Cash at beginning of year	—

Cash at end of year	$—

See accompanying notes to financial statements.

Notes to consolidated financial statements

1. Organization, Nature of Operations, and Principles of Consolidation

The accompanying financial statements represent the full service, independent DVD and digital distribution division, Vivendi Entertainment (“we”, “us”, or “our”), of Universal Music Group Distribution, Corp. (“UMG” or our “Parent”) as though we had been operating as a separate stand-alone business since December 26, 2010. Representing a vast range of genres including action, comedy, urban, family, Latino, sports and stand-up comedies, we have become a favorite distribution partner for independent content producers, providing sales, marketing, and distribution services to many of the home entertainment industry’s most prestigious brands. UMG was incorporated under the laws of the State of Delaware on September 8, 1989.

We were not operating as a separate legal entity within UMG. Accordingly, our financial statements have been prepared on a “carve-out” basis. The statements have been prepared in accordance with Regulation S-X, Article 3, General instructions to financial statements, and Staff Accounting Bulletin Topic 1-B1, Costs reflected in historical financial statements (“SAB 1-B1”). The accompanying statements include allocations of certain UMG expenses, including legal, human resources, facility, accounting, and other administrative services. The expense allocations have been determined on bases that UMG and we consider to be reasonable reflections of the utilization of services provided or the benefits received by us. The allocations and related estimates and assumptions are described more fully in Note 2. Significant Accounting Policies.

The financial statements are prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

2. Significant Accounting Policies

We have evaluated events from December 25, 2011 through June 12, 2012 and concluded that other than the event disclosed in Note 7. Subsequent Events, no material event has occurred which either would impact the results reflected in this report or our results going forward.

Cash

We do not maintain any cash balances as all our cash generated or used is distributed to or contributed by our Parent, respectively.

Concentration of Risk

We have potential concentration of credit risk in our accounts receivable because our top customer accounted for approximately 52% of accounts receivable, net as of December 24, 2011. This customer is a major retailer in the United States.

We do not maintain an allowance for doubtful accounts receivable as historically our losses resulting from the inability of our customers to make required payments have been inconsequential to our financial results. If the financial condition of any of our significant customers were to deteriorate such that their ability to make payments to us were impaired, allowances could be required.

Fees resulting from distribution agreements with our largest four studios or content producers accounted for approximately 61% of total net revenue for 2011.

Product Returns

At December 24, 2011 we had an estimated allowance for product returns of $23.0 million that we report in Accounts receivable, net at the time we recognize the original sale, with the offset for the allowance, less the portion representing our related service fee revenue, recorded to Participations payable as all product returns flow back to the media studios or content producers for which we provide media distribution services. We base the amount of the returns allowance upon historical experience and future expectations.

Advances, net

Advances represent amounts prepaid to media studios or content producers for which we provide media distribution services. Our advances are reported net of an estimated allowance for doubtful recoupment of advances of $6.7 million at December 24, 2011. We estimate the amount of the advances allowance based upon historical and anticipated future product sales performance.

Property and Equipment

We state property and equipment at cost less accumulated depreciation and amortization. We include in property and equipment the cost of internal-use software, including software used in connection with our websites. We expense all costs related to the development of internal-use software other than those incurred during the application development stage. We capitalize the costs we incur during the application development stage and amortize them over the estimated useful life of the software, which is typically three years. We compute depreciation of property and equipment on the straight-line method over estimated useful lives, generally three to seven years. We amortize leasehold improvements over the shorter of the estimated useful lives of the assets or the remaining term of the lease or remaining life of the building, respectively.

Other Intangibles

Our other intangibles consist of customer related assets resulting from our acquisition of certain assets and contractual rights of Genius Products, LLC in 2009.

The following table represents our other intangibles subject to amortization as of December 24, 2011 (in thousands):

Customer related:
Gross carrying amount	$21,000
Accumulated amortization	(16,847)

$4,153

The amortization period is 36 months. Amortization expense for 2011 was $6.5 million. Based on our December 24, 2011 balance of other intangibles, we estimate that our amortization expense for fiscal 2012 will be $4.2 million.

Long-Lived Assets

We evaluate the carrying value of long-lived assets held and used when events or changes in circumstances indicate the carrying value may not be recoverable. We consider the carrying value of a long-lived asset impaired when the total projected undiscounted cash flows from such asset are separately identifiable and are less than the carrying value. We recognize a loss based on the amount by which the carrying value exceeds the estimated fair value of the long-lived asset. We determine the estimated fair value primarily using the projected cash flows from the asset discounted at a rate commensurate with the risk involved.

Participations Payable

Participations payable represents amounts owed to studio or content producers for which we provide media distribution services. We identify and record as a reduction to Participations payable any advertising expenses that are to be reimbursed to us by the studios or content producers. Advertising costs of $0.2 million that that were not reimbursed by the studios or content producers were charged to expense as incurred for 2011 and reported in Selling and operating expenses on our Statement of Operations for the Fiscal Year Ended December 24, 2011.

Accrued Liabilities

Accrued liabilities consisted primarily of product replication costs of $1.6 million and employee compensation related expenses of $1.2 million at December 24, 2011.

Income Taxes

For financial reporting purposes, we calculated income tax expense and deferred income tax balances as if we were a separate entity and had prepared our own separate tax return. We provide for income taxes pursuant to the liability method. The liability method requires recognition of deferred income taxes based on temporary differences between financial reporting and income tax bases of assets and liabilities, using current enacted income tax rates and regulations. These differences will result in taxable income or deductions in future years when the reported amount of the asset or liability is recovered or settled, respectively. Considerable judgment is required in determining when these events may occur and whether recovery of an asset is more likely than not. We expect our deferred tax assets to be fully recoverable through the reversal of taxable temporary differences in future years as a result of normal business activities. Our current income tax assets or liabilities were recorded as distributions to or contributions from our Parent, respectively. Our effective tax rate remains fairly consistent.

Revenues

Revenue consists of media distribution services fees based on the gross amounts billed to our customers less the amounts owed to the studio or content producers under distribution agreements. We recognize revenue from the distribution of media when the following four basic criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Allocation of Costs

UMG, our Parent, provides us legal, human resources, facility, accounting, and other administrative services. Our accompanying financial statements include an allocation of these expenses. The allocation is based on a combination of factors, including efforts expanded, number of employees, space occupied, and benefits realized. We believe the allocation methodologies used are reasonable and result in an appropriate allocation of costs incurred by UMG on our behalf. However, these allocations may not be indicative of the cost of future services. UMG allocated $2.6 million of costs to us during the fiscal year ended December 24, 2011.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and disclosures. Although we base these estimates on our best knowledge of current events and actions that we may undertake in the future, actual results may be different from the estimates.

3. Property and Equipment

Property and equipment, stated at lower of cost or estimated fair value, consists of the following at December 24, 2011 (in thousands):

Furniture and fixtures	$529
Website development costs and other software	276
Leasehold improvements	260
Computer equipment	143
Office equipment	63

1,271
Accumulated depreciation and amortization	(445)

$826

4. Commitments and Contingencies

We are subject to risks and uncertainties in the normal course of our business, including legal proceedings; governmental regulation, such as the interpretation of tax and labor laws; and consumer sensitivity to changes in general economic conditions. We have accrued for probable and estimable costs that may be incurred with respect to identified risks and uncertainties based upon the facts and circumstances currently available to us. Due to uncertainties in the estimating process, actual costs could vary from those accruals.

Advances

We have media distribution agreements that require us to make future guaranteed advances as follows (in thousands):

2012	$10,000
2013	3,900

$13,900

5. Equity

We are a division of UMG and, as such, we do not have separately reportable additional paid-in capital or retained earnings. During 2011, we had net contributions from UMG of $0.8 million representing the net effect of our swept cash flows, allocated costs from UMG, and current income taxes.

6. Income Taxes

For financial reporting purposes, we calculated income tax provision and deferred income tax balances as if we were a separate entity and had prepared our own separate tax return. Our current income taxes payable or receivable were recorded as contributions from or distributions to our Parent, respectively.

Our provision for income tax expense (benefit) for the fiscal year ended December 24, 2011 is comprised of the following (in thousands):

Current:
Federal	$1,225
State	210

1,435

Deferred:
Federal	(2,046)
State	(351)

(2,397)

$(962)

Variations from the federal statutory rate are as follows (in thousands):

Expected federal income tax benefit at statutory rate of 34%	$(839)
Effect of permanent other differences	21
State income tax benefit, net of federal benefit	(144)

Income tax benefit	$(962)

Deferred income taxes reflect net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the net accumulated deferred income tax assets at December 24, 2011 are as follows (in thousands):

Deferred tax assets:
Current:
Allowance for doubtful recoupment of advances	$2,658
Accrued liabilities	124

Total current deferred tax assets	$2,782

Non-current:
Intangible assets amortization	$5,433
Tangible assets depreciation and amortization	34

Total non-current deferred tax assets	$5,467

Total net deferred tax assets	$8,249

We performed an assessment on the realization of our net deferred tax assets considering all available evidence, both positive and negative. As a result of this assessment, we expect our net deferred tax assets at December 24, 2011 to be fully recoverable through the reversal of taxable temporary differences and normal business activities in future years.

We recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We measure the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to our subjective assumptions and judgments which can materially affect amounts recognized in our balance sheet and statement of operations. The result of our assessment of our uncertain tax positions did not have a material impact on our financial statements.

7. Subsequent Events

On March 28, 2012, UMG contributed certain of our net assets and operations into a newly formed entity, VE Newco, LLC (“Vivendi Entertainment”) and then immediately sold 100% of the equity interest in Vivendi Entertainment to a subsidiary of Gaiam, Inc. The total consideration received by UMG was $31.9 million, comprised of $13.4 million in cash and a $18.5 million interest-free, 90 day promissory note (“Note”) representing the carrying value of the net assets of Vivendi Entertainment on the date of sale. Under the terms of the Note and other related Vivendi Entertainment sale agreements, UMG was to collect the pre-closing accounts receivable of Vivendi Entertainment for a 90 day period following the closing date of the sale and apply those collections to the Note, with any excess remitted to Vivendi Entertainment. As of June 12, 2012, UMG had collected enough funds from Vivendi Entertainment’s pre-closing accounts receivable to fully satisfy the Note.